News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

(603) 893-9701

e-mail: InvestorRelations@Standex.com

STANDEX REPORTS FOURTH-QUARTER 2018 FINANCIAL RESULTS

Achieves 4.8% Sales Increase and 1.2% Organic Increase

GAAP Operating Income Increases 28.2% and Non-GAAP Operating Income Grows 11.0%

GAAP EPS Decreases 10.8% and Non-GAAP EPS Increases 14.3%

SALEM, NH – August 28, 2018. . . . Standex International Corporation (NYSE:SXI) today reported financial results for its fourth quarter and full fiscal year 2018 ended June 30, 2018.

Fourth-Quarter Fiscal 2018 Results

Net sales increased 4.8% year-over-year to $227.5 million with total organic sales up 1.2%. Acquisitions contributed 1.8% to growth and foreign exchange had a positive effect of 1.8%.

Net income from continuing operations was $12.6 million, or $0.99 per share, which includes tax-effected $0.6 million of acquisition-related costs, $1.0 million of restructuring charges, and $6.3 million of discrete tax items related to the impact of tax reform. This compares with fourth-quarter fiscal 2017 net income from continuing operations of $14.1 million, or $1.11 per diluted share, including tax-effected $0.7 million of acquisition-related costs, $2.0 million of restructuring charges, $1.5 million of purchase accounting costs and a $0.5 million gain on sale of real estate. Excluding the aforementioned items from both periods, non-GAAP net income from continuing operations was $20.4 million, or $1.60 per diluted share, up from $17.9 million, or $1.40 per diluted share, in the prior-year period.

Net working capital (defined as accounts receivable plus inventories less accounts payable) was $171.7 million at the end of the fourth quarter of fiscal 2018, compared with $150.0 million a year earlier. Working capital turns decreased to 5.3 in the fourth quarter of fiscal 2018 from 5.8 a year earlier, primarily due to sales growth and business mix.

The Company closed the quarter with net debt (defined as debt less cash) of $84.2 million, compared with a net debt position of $108.4 million in the prior quarter.

A reconciliation of net income, earnings per share and net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We ended the fiscal year with a strong fourth quarter as we delivered topline organic growth across our Electronics, Engraving and Hydraulics business segments, and began to realize bottom line benefits from our restructuring initiatives in the Food Service business,” said President and Chief Executive Officer David Dunbar. “Engineering Technologies sales and margins were challenged as expected due to delays in aviation platform ramps, and we remain optimistic that investments we have made in the business will support long-term sustainable growth.”

“On a full-year basis, sales were up 15%, reflecting double-digit organic growth in Engraving, Electronics and Hydraulics, as well as strong contributions from the recent acquisitions of Standex Electronics Japan and Piazza Rosa,” continued Dunbar, “We exited the year with a solid balance sheet, growing backlog, and continued strength in our end markets.”

Segment Review

Food Service Equipment sales decreased 2.2% year-over-year. Q4 operating income increased 5.1%.

“Operating income grew 70 basis points as we began to realize the benefits from the restructuring efforts in Cooking and Refrigeration,” said Dunbar. “Our Scientific and Specialty Solutions businesses delivered double-digit growth as we capitalized on new product roll outs and business opportunities. Despite this, overall segment sales declined due to lighter order volumes from customers in our refrigeration and cooking businesses..”

“Looking ahead, we remain focused on continuing to grow differentiated products and realizing improved margins in our Refrigeration and Cooking plants.”

Engraving sales increased 28.6% year-over-year. Operating income was up 36.1%.

“We achieved strong top and bottom line performance in Engraving as we capitalized on new technologies including laser, tool finishing and nickel shell, as well as the success of the Piazza Rosa acquisition,” said Dunbar. “As recently announced, we completed the acquisition of Tenibac-Graphion, which complements our Engraving offering and will deliver additional value to both our automotive and non-automotive customers.”

“Looking ahead, we remain focused on capitalizing on growth from new technologies and recent acquisitions, as well as robust automotive roll outs.”

Engineering Technologies sales decreased 14.9% year-over-year, and operating income declined 32.1%.

“Sales and margins declined in line with our expectations as we experienced lower shipments in aviation and space markets” said Dunbar. “As we exited the quarter, we saw early signs of improved profitability, and our backlog was up 21% from the prior year, demonstrating that demand is building in the business.”

“Going forward, we are focused on leveraging the investments we have made to support the upcoming aviation ramp, delivering on the growing backlog for critical engine parts and lip-skins, and executing on our operational excellence initiatives to improve operating efficiencies.”

Electronics sales were up 15.4% year-over-year.  Operating income was up 59.1% year over year. Excluding $2.0M of purchase accounting in Q4 of FY 17, operating income was up 29.1%.

“The year-over-year sales increase in Electronics was once again driven by double-digit organic growth in all regions and all end-markets with continued solid contributions from Standex Electronics Japan, said Dunbar.

“Looking ahead, we are focused on capitalizing on increased market demand and fueling the growth potential of the Electronics business with investments in market tests, growth laneways and M&A opportunities.”

Hydraulics reported a 19.5% year-over-year sales increase while operating income increased 16.0%.

“Hydraulics sales growth was driven by strength in all sectors,” said Dunbar. “Orders increased over 30% and backlog more than doubled as compared to the prior-year. In addition, EBIT margins were back to normal levels as we began to realize the benefits from pricing increases implemented earlier. We remain optimistic about the future of this segment as we continue to leverage the strong market environment and pursue market tests to grow the business.”

Business Outlook

“We are entering 2019 with solid momentum and strong end markets” said Dunbar. “We are well-positioned to grow in Engraving, Electronics and Hydraulics over the next year. We expect to see margin improvements in our Engineering Technologies business and Food Service Equipment as the results of restructuring programs flow through to our bottom line.  Our plans are to ramp our capex spending to $35 to $36 million to support investments in growth opportunities in Electronics and Engraving, as well as new aviation platforms like the A350 in Engineering Technologies. By executing against our Value Creation System, we are positioning Standex to deliver on our long-term financial targets and fulfill our mission to become a best-in-class operating company.”

Conference Call Details

Standex will host a conference call for investors today, August 28, 2018 at 10:00 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Webcasts and Presentations”, located at www.standex.com.  A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation through September 11, 2018. To listen to the playback, please dial (800) 585-8367 in the U.S. or (404) 537-3406 internationally; the passcode is 3896908. The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP income from operations, non-GAAP net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, discrete tax events, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect.  Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment, Engraving, Engineering Technologies, Electronics, and Hydraulics with operations in the United States, Europe, Canada, Japan, Australia, Singapore, Mexico, Brazil, Argentina, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Standex International Corporation
Consolidated Statement of Operations

	Three Months Ended		Year Ended
	June 30, (unaudited)		June 30,
(In thousands, except per share data)	2018	2017	2018	2017

Net sales	$227,508	$217,089	$868,382	$755,258
Cost of sales	145,188	144,352	566,581	502,504
Gross profit	82,320	72,737	301,801	252,754

Selling, general and administrative expenses	53,898	48,482	206,419	174,060
Restructuring costs	1,287	2,748	7,594	5,825
Acquisition related costs	749	918	3,749	7,843

Income from operations	26,386	20,589	84,039	65,026

Interest expense	2,230	1,544	8,030	4,043
Other non-operating (income) expense, net	(481)	(130)	(1,243)	(949)
Total	1,749	1,414	6,787	3,094

Income from continuing operations before income taxes	24,637	19,175	77,252	61,932
Provision for income taxes	12,020	5,044	40,620	15,355
Net income from continuing operations	12,617	14,131	36,632	46,577

Income (loss) from discontinued operations, net of tax	(7)	11	(28)	(32)

Net income	$12,610	$14,142	$36,604	$46,545

Basic earnings per share:
Income from continuing operations	$0.99	$1.12	$2.88	$3.68
Income (loss) from discontinued operations	-	-	-	-
Total	$0.99	$1.12	$2.88	$3.68

Diluted earnings per share:
Income from continuing operations	$0.99	$1.11	$2.86	$3.65
Income (loss) from discontinued operations	-	-	-	-
Total	$0.99	$1.11	$2.86	3.65

Average Shares Outstanding
Basic	12,708	12,663	12,698	12,666
Diluted	12,800	12,757	12,788	12,768

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity. As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results

Standex International Corporation
Consolidated Balance Sheets

	June 30,	June 30,
(In thousands)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$109,602	$88,566
Accounts receivable, net	134,228	127,060
Inventories	127,223	119,401
Prepaid expenses and other current assets	10,558	8,397
Income taxes receivable	2,348	2,469
Deferred tax asset	-	14,991
Total current assets	383,959	360,884

Property, plant, equipment, net	144,570	133,160
Intangible assets, net	98,075	102,503
Goodwill	251,762	242,690
Deferred tax asset	7,447	1,135
Other non-current assets	31,124	27,304
Total non-current assets	532,978	506,792

Total assets	$916,937	$867,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,707	$96,487
Accrued liabilities	65,575	58,694
Income taxes payable	6,059	4,783
Total current liabilities	161,341	159,964

Long-term debt	193,772	191,976
Accrued pension and other non-current liabilities	111,029	107,072
Total non-current liabilities	304,801	299,048

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	61,328	56,783
Retained earnings	761,430	716,605
Accumulated other comprehensive loss	(121,859)	(115,938)
Treasury shares	(292,080)	(290,762)
Total stockholders' equity	450,795	408,664

Total liabilities and stockholders' equity	$916,937	$867,676

Standex International Corporation and Subsidiaries
Statements of Consolidated Cash Flows
	Year Ended
	June 30,
(In thousands)	2018	2017

Cash Flows from Operating Activities
Net income	$36,604	$46,545
Income (loss) from discontinued operations	(28)	(32)
Income from continuing operations	36,632	46,577

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,163	20,315
Stock-based compensation	4,962	5,023
Non-cash portion of restructuring charge	(1,264)	1,414
Gain on disposal of real estate and equipment	(655)	(652)
Contributions to defined benefit plans	(6,966)	(1,443)
Net changes in operating assets and liabilities	3,131	(7,201)
Net cash provided by operating activities - continuing operations	65,003	64,033
Net cash provided by (used in) operating activities - discontinued operations	(78)	(594)
Net cash provided by (used in) operating activities	64,925	63,439
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(26,539)	(26,448)
Expenditures for acquisitions, net of cash acquired	(10,397)	(153,815)
Proceeds from sale of real estate and equipment	2,852	1,106
Other investing activities	1,819	106
Net cash (used in) investing activities	(32,265)	(179,051)
Cash Flows from Financing Activities
Proceeds from borrowings	163,500	263,700
Payments of debt	(164,788)	(164,200)
Stock issued under employee stock option and purchase plans	915	848
Purchase of treasury stock	(2,652)	(7,806)
Cash dividends paid	(8,888)	(7,852)
Net cash provided by (used in) financing activities	(11,913)	84,690

Effect of exchange rate changes on cash	289	(2,500)
Net changes in cash and cash equivalents	21,036	(33,422)
Cash and cash equivalents at beginning of year	88,566	121,988
Cash and cash equivalents at end of period	$109,602	$88,566

Standex International Corporation
Selected Segment Data (unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2018	2017	2018	2017
Net Sales
Food Service Equipment	$101,121	$103,388	$396,866	$380,970
Engraving	35,818	27,859	136,275	105,943
Engineering Technologies	25,161	29,558	90,781	90,506
Electronics Products	52,208	45,234	196,291	136,689
Hydraulics Products	13,200	11,050	48,169	41,150
Total	$227,508	$217,089	$868,382	$755,258

Income from operations
Food Service Equipment	$9,803	$9,324	$34,853	$33,436
Engraving	7,720	5,674	28,966	25,584
Engineering Technologies	2,613	3,847	6,449	9,662
Electronics Products	13,679	8,599	45,310	27,663
Hydraulics Products	2,239	1,930	7,316	6,712
Restructuring	(1,287)	(2,747)	(7,594)	(5,825)
Acquisition related costs	(749)	(918)	(3,749)	(7,843)
Gain / (Loss) on sale of real estate	-	652	-	652
Corporate	(7,632)	(5,772)	(27,512)	(25,015)
Total	$26,386	$20,589	$84,039	$65,026

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2018	2017	% Change	2018	2017	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$26,386	$20,589	28.2%	$84,039	$65,026	29.2%
Adjustments:
Restructuring charges	1,287	2,748		7,594	5,825
(Gain) / Loss on Sale of Real Estate	-	(652)		-	(652)
Acquisition-related costs	749	918		3,749	7,843
Purchase accounting expenses	-	1,998		205	3,084
Adjusted income from operations	$28,422	$25,601	11.0%	$95,587	$81,126	17.8%
Interest and other income (expense), net	(1,749)	(1,414)		(6,787)	(3,094)
Provision for income taxes	(12,020)	(5,044)		(40,620)	(15,355)
Discrete tax items	6,285	-		20,844	(475)
Tax impact of above adjustments	(503)	(1,283)		(2,843)	(4,122)
Net income from continuing operations, as adjusted	$20,435	$17,860	14.4%	$66,181	$58,080	13.9%

EBITDA and Adjusted EBITDA:
Net income from continuing operations, as reported	$12,617	$14,131		$36,632	$46,577
Add back:
Provision for income taxes	12,020	5,044		40,620	15,355
Interest expense	2,230	1,544		8,030	4,043
Depreciation and amortization	7,700	6,492		29,163	20,315
EBITDA	$34,567	$27,211	27.0%	$114,445	$86,290	32.6%
Adjustments:
Restructuring charges	1,287	2,748		7,594	5,825
(Gain) / Loss on sale of real estate	-	(652)		-	(652)
Acquisition-related costs	749	918		3,749	7,843
Purchase accounting expenses	-	1,998		205	3,084
Adjusted EBITDA	$36,603	$32,223	13.6%	$125,993	$102,390	23.1%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$36,219	$33,150		$65,003	$64,033
Add: Voluntary penson contribution	5,500	-		5,500	-
Less: Capital expenditures	(5,149)	(8,624)		(26,539)	(26,448)
Free operating cash flow	$36,570	$24,526		$43,964	$37,585

Net income from continuing operations	12,617	14,131		36,632	46,577
Discrete tax item – tax on foreign cash	6,285	-		20,844	-
Adjusted net income	18,902	14,131		57,476	46,577
Conversion of free operating cash flow	193.5%	173.6%		76.5%	80.7%

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity. As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2018	2017	% Change	2018	2017	% Change

Diluted earnings per share from continuing operations, as reported	$0.99	$1.11	-10.8%	$2.86	$3.65	-21.6%

Adjustments:
Restructuring charges	0.08	0.16		0.45	0.34
(Gain) / Loss on Sale of Real Estate	-	(0.04)		-	(0.04)
Acquisition-related costs	0.04	0.05		0.22	0.46
Purchase accounting	-	0.12		0.01	0.18
Discrete tax items	0.49	-		1.63	(0.04)
Diluted earnings per share from continuing operations, as adjusted	$1.60	$1.40	14.3%	$5.17	$4.55	13.6%

During the fourth quarter of fiscal 2017, we adopted Accounting Standards Update (ASU) 2016-09 requiring the recognition of excess tax benefits as a component of income tax expense which were historically recognized in equity. As the ASU requires a prospective adoption, our Q1-Q3 2017 results have been recast to allocate $0.6M of the overall benefit to the applicable periods.  The Q4 2017 impact was immaterial to that quarter's results

Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries.  These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict.  Among the factors that could cause actual results to differ are the impact of implementation of government regulations and programs affecting our businesses, unanticipated legal judgments, fines or settlements, uncertainty in conditions in the financial and banking markets, general domestic and international economic conditions in the markets we serve, the impact of foreign exchange, increases in raw material costs, the ability to substitute less expensive alternative raw materials, changes in the heavy construction vehicle market, the ability to continue to successfully implement productivity improvements, market acceptance of our products, our ability to design, introduce and sell new products and related product components, the ability to redesign certain of our products to continue meeting evolving regulatory requirements, the impact of delays initiated by our customers, our ability to increase manufacturing production to meet demand, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations, successful completion and integration of acquisitions, changes in pension funding requirements, the impact of recently passed tax reform legislation in the United States and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2017, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission.  In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.